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                                                                    EXHIBIT 21.1

                        SUBISIDIARIES OF THE REGISTRANT

Name of Subsidiary                           Jurisdiction of Incorporation
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Scottish Life Assurance (Cayman) Ltd.        Cayman Islands, British West Indies